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                               POWER OF ATTORNEY                      Exhibit 23
                               -----------------

     KNOW ALL BY THESE PRESENTS: That SAMSUNG ELECTRONICS AMERICA, INC., a Korean corporation (the "Company"), hereby constitutes and appoints JAE CHANG LEE as its true and lawful attorney-in-fact for the Company and in its name, place and stead, as its act and deed, to execute, file and deliver such reports, schedules, notices and other documents, and any amendments thereto, relating to the Company's direct or indirect beneficial ownership or proposed acquisition of the capital stock of AST Research, Inc., a Delaware corporation ("AST") as, in each case, such attorney-in-fact deems advisable (which shall be conclusively evidenced by his taking such action), including without limitation, all filings required under the Securities Exchange Act of 1934, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Exon-Florio Amendment to the Defense Production Act of 1950.

     The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

     IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed as of January 29, 1997.

                              SAMSUNG ELECTRONICS AMERICA, INC.


                              By:       /s/ BO-SOON SONG
                                        -----------------------
                              Name:     Bo-Soon Song
                              Title:    Chief Executive Officer